UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2021

Diversey Holdings, Ltd.

(Exact name of registrant specified in its charter)

Cayman Islands	001-40293	Not applicable
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Altura Road, Suite 125 Fort Mill SC 29708

(Address of principal executive offices, including zip code)

(803)-746-2200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.0001 par value	DSEY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 8, 2021, Diamond (BC) B.V. (the “Company”), an indirect wholly owned subsidiary of the registrant, Diversey Holdings, Ltd., commenced the process to refinance (the “Debt Refinancing”) its existing senior secured credit facilities, which is expected to include the repayment of its existing term loan facilities and the entry into a new approximately $1,500 million senior secured term loan facility.  It is intended that the net proceeds from the Debt Refinancing plus cash on hand will be used to repay in full the outstanding borrowings under the existing term loan facilities, which will terminate in connection therewith. In addition, the Company expects in the near term to commence an unregistered offering (together with the Debt Refinancing, the “Refinancing Transactions”) of senior unsecured notes (the “New Notes”). The New Notes are expected to be offered pursuant to a separate offering circular and nothing contained in this filing shall constitute an offer to sell or a solicitation of an offer to buy the New Notes. If successful in consummating the Refinancing Transactions, the Company plans to use the net proceeds from the offering of the New Notes to redeem all of its outstanding 5.625% senior notes due 2025 (the “Existing Notes”) and to pay accrued and unpaid interest and expenses in connection therewith. The consummation of the Refinancing Transactions is subject to market conditions and other factors, many of which are outside of our control, and therefore we cannot provide any assurance that the Refinancing Transactions will be consummated on the terms proposed, or at all.

On September 8, 2021, the Company issued a notice of conditional redemption (the “Conditional Redemption Notice”) to (i) the holders of the Existing Notes, pursuant to the indenture dated as of August 8, 2017 (as supplemented and amended from time to time, the “Indenture”), by and among the Company, the guarantors party thereto, Wilmington Trust, National Association, as trustee and Citibank, N.A., London Branch, as paying agent, transfer agent, registrar and authentication agent. Pursuant to the Conditional Redemption Notice, the Company has elected, subject to the condition described below, to redeem (the “Redemption”) all of the Existing Notes on October 8, 2021 (the “Redemption Date”). The redemption price for the Existing Notes is equal to 101.406% of the principal amount of the Existing Notes redeemed (the “Redemption Price”), plus accrued and unpaid interest thereon to the Redemption Date. The Redemption will be conditioned upon (i) the successful consummation by the Company of the Refinancing Transactions and (ii) the Company’s receipt of net proceeds from the Refinancing Transactions in an amount sufficient, in the Company’s sole discretion, to pay the Redemption Price plus accrued and unpaid interest and any Additional Amounts (as defined in the Indenture) and to effect the other transactions contemplated by such Refinancing Transactions, including paying the related fees and expenses, on or prior to the Redemption Date, as it may be extended.

This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture, nor an offer to purchase notes or any other security.

Forward-Looking Statements

This Report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and speak only as of the date hereof. The “forward-looking statements” include statements relating to the proposed Refinancing Transactions and the redemption of the Existing Notes. You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond our control and difficult to predict, including, among others, the impacts of COVID-19. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the registrant’s filings with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. These forward-looking statements speak only as of the date hereof and we undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2021	DIVERSEY HOLDINGS, LTD.

	By:	/s/ Philip Wieland
Name: Philip Wieland
Title: Chief Executive Officer